Exhibit 10.3
Time Based Vesting – Employee –EVP

Restricted Stock Award

Granted by

NORTHFIELD BANCORP, INC.

under the

NORTHFIELD BANCORP, INC.
2019 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2019 Equity Incentive Plan (the “Plan”) of Northfield Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan and Plan prospectus has been provided to each person granted a Restricted Stock Award pursuant to the Plan. The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Capitalized terms used herein but not defined will have the same meaning as in the Plan.
1.     Name of Participant:
2.     Date of Grant:

3.     Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award: ###    ###
4.     Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the following:

Number of Shares Vesting	Vesting Date

5.    Grant of Restricted Stock Award.
The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock. Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

6.    Terms and Conditions.
    The Participant will have the right to vote the shares of Restricted Stock awarded hereunder.
Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award will be delayed and distributed to the Participant at the time that the Restricted Stock vests. The Committee shall cause the dividend to be distributed to the Participant within 30 days following the date on which the Restricted Stock vests, subject to any required tax withholding. Any stock dividends declared and paid with respect to shares of Stock subject to the Restricted Stock Award will be issued subject to the same restrictions and the same vesting schedule as the underlying share of Stock on which the dividend was declared.
7.    Delivery of Shares.
Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.    Change in Control or Merger of Equals.

8.1    In the event of the Participant’s Involuntary Termination following a Change in Control or Involuntary Termination within 36 months following a Merger of Equals, all Restricted Stock Awards subject to this Agreement will become fully vested.

8.2    A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

8.3    A “Merger of Equals” will be deemed to have occurred as provided in Section 4.3 of the Plan.

9.    Adjustment Provisions.
This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.
10.    Effect of Termination of Service on Restricted Stock Award.
10.1    This Restricted Stock Award will vest as follows:
(i)    Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any shares of Restricted Stock that would otherwise have vested under this Award during the calendar year in which the Participant’s death occurs will vest, if not already vested, and all other Restricted Stock awarded under this Agreement will be forfeited. Notwithstanding the foregoing, in the event a Participant’s death occurs prior to the first vesting date (pursuant to Section 4 hereof), Restricted Stock that would have vested on the first vesting date will vest, and all other Restricted Stock awarded under this Agreement will be forfeited.
(ii)    Disability. In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any shares of Restricted Stock that would otherwise have vested under this Award during the calendar year in which the Participant’s Disability occurs will vest, if not already vested, and all other Restricted Stock awarded under this Agreement will be forfeited. Notwithstanding the foregoing, in the event a Participant’s Disability occurs prior to the first vesting date (pursuant to Section 4 hereof), Restricted Stock that would have vested on the first vesting date will vest, and all other Restricted Stock awarded under this Agreement will be forfeited.
(iii)    Termination for Cause. If the event of the Participant’s Termination of Service for Cause, all Restricted Stock subject to this Agreement that has not vested will expire and be forfeited.
(iv)    Other Termination. If the event of the Participant’s Termination of Service for any reason other than due to death, Disability or for Cause, all shares of Restricted Stock subject to this Agreement which have not vested as of the date of Termination of Service will expire and be forfeited.
11.    Miscellaneous.
11.1    This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.2    A Restricted Stock Award is not transferable prior to the time such Award vests in the Participant.
11.3    This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of New Jersey.
11.4    This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.
11.5    All Awards under this Plan are subject to required federal, state and local tax withholding which may be effected in the manner or manners permitted by the Company.
11.6    Participant is required to retain direct ownership of at least 50% of the Participant’s Covered Shares received upon the vesting of a Restricted Stock Award hereunder, until the earlier of (i) thirty-six (36) months following the date of vesting, or (ii) termination of employment with the Company and any Subsidiary (solely for these purposes, the Participant is deemed to have a termination of employment with the Company or a Subsidiary even if the Participant continues in employment with an acquiring entity following a Change in Control or Merger of Equals). For these purposes, “Covered Shares” will have the same meaning as set forth in Section 8.1(k) of the Plan, except that “Executive Vice President” shall be substituted for “Chief Executive Officer” where it appears in Section 8.1.(k).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

NORTHFIELD BANCORP, INC.
By:
Its:

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and Plan Prospectus.

PARTICIPANT

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